Exhibit 99.01

Letter of Intent

THIS LETTER OF INTENT (the “Letter”) made as of this 4th day of October 2018 (the “Execution Date”),

BETWEEN:

_________________________________Oregon, _____________(“CF”) and

MJ Biotech, Inc of 109 East 17th Street, Suite 80, Cheyenne, WY (“MJB”)

(individually the “Party” and collectively the “Parties”)

BACKGROUND:

This non-binding Letter of Intent outlines MJBs intent of purchasing the operating business referred to as CF.

Purchase Price $130,000

Term of Escrow 90 days or sooner.

Purchase Price includes the following:

All Licenses issued by the State of Oregon which is currently a 5,000+ SQFT license ready for upgrade to 20,000/40,000 SQFT, (subject to approval by the regulating authorities of MJB or its nominee),

1.Current Harvest (if any) at the close of Escrow

2.All Equipment required to operate the grow business

3.2,000 SQFT light deprivation greenhouse which allows a harvest 3 to 4 times a year

4.600 plants which have rare genetics that produce heavy yields

5.2 acres of fenced off licensed growing area ready for expansion

6.15-acre tax lot bordered by a river with a creek that flows all year

7.Rent on property includes the use of 4 BDRM 2 BTH house

8.320 SQFT drying room

9.64 SQFT Security room which contains state of the art security system which includes camera, alarm, and internet systems

10.Irrigation system including a 2500-gallon water tank

11.1989 Ford F-150 farm truck.

Subject to:

Confirmation that current lease 10-year lease can be assigned to MJB and or its nominee.

That MJB and or its nominee is approved for the State License which is required to grow cannabis in the state of Oregon.

NON-BINDING

This Letter does not create a binding agreement between the Parties and will not be enforceable. Only the future Escrow agreement, duly executed by the Parties, will be enforceable as defined in such by the terms of the Escrow agreement.

Read and agree to as of this date

Date October 4, 2018       Date__________________2018

By; /s/ Maxine Pierson                                                    By; ______________________________

Maxine Pierson CEO of MJ Biotech, Inc.         Title: Owner